UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 29, 2018

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road

Building III, Suite 200

Austin, TX 78746

Austin, TX

(Address of principal executive offices, including zip code)

(512) 961-1891

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 29, 2018, Savara Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Common Stock Sales Agreement (the “Sales Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”), pursuant to which the Company may offer and sell, from time to time, through Wainwright, shares of the Company’s common stock, par value $0.001 per share (the “Shares”), in an “at-the-market” offering (the “ATM Offering”). The Amendment will be effective at the time the Company’s Registration Statement on Form S-3 (File No. 333-225994)(the “New Registration Statement”) is declared effective by the Securities and Exchange Commission (the “Commission”).

The original Sales Agreement provided for the sale and issuance of Shares in the ATM Offering pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-202960)(the “Prior Registration Statement”), which includes a base prospectus and a prospectus supplement dated May 1, 2017 providing for the sale of up to $18 million of Shares in the ATM Offering. To date, the Company has issued and sold 245,198 Shares under the Sales Agreement for gross proceeds of approximately $2.3 million. Shares under the original Sales Agreement may continue to be sold pursuant to the Prior Registration Statement until the New Registration Statement is declared effective by the Commission.

The Amendment provides for the issuance and sale of Shares in the ATM Offering pursuant to the New Registration Statement. The issuance and sale of Shares in the ATM Offering will be made under the New Registration Statement, once it is declared effective, pursuant to a prospectus, which consists of a base prospectus and a prospectus supplement dated June 29, 2018, each of which has been filed with the New Registration Statement. Such prospectus supplement provides for the sale of up to $60 million of Shares in the ATM Offering under the New Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any offer, solicitation or sale of any Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

The foregoing description of the Sales Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement and the Amendment, copies of which are filed herewith as Exhibits 10.1 and 10.2, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Common Stock Sales Agreement, dated April 28, 2017, between Savara Inc. and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on April 28, 2017).

10.2	Amendment No. 1 to Common Stock Sales Agreement, dated June 29, 2018, between Savara Inc. and H.C. Wainwright & Co., LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2018		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance Chief Financial Officer